Exhibit 99

NEWS RELEASE

For Immediate Release

Daou Systems, Inc. Announces Second Quarter 2003 Financial Results

EXTON, Pa., August 7, 2003 (PRNewswire)—Daou Systems, Inc. (OTC Bulletin Board: DAOU) today reported financial results for the second quarter ended June 30, 2003. For the period, Daou reported net income available to common stockholders of $556,000, or $.03 per basic share and $.02 per diluted share on net revenue of $11,202,000. This compares to net loss available to common stockholders of $858,000, or $.05 per basic and diluted share, on net revenue of $9,734,000 for the second quarter of 2002.

Second quarter revenue was higher year to year primarily due to higher professional services revenue from the Company’s government and integration services and infrastructure services including the implementation of a large network infrastructure upgrade project, which combined Daou services with the installation of third-party hardware as part of a previously announced contract awarded to Daou in late 2002. Revenue from the Company’s application support services in the payer market was comparable to the second quarter of 2002.

Gross margin (which the Company defines as gross profit adjusted to exclude out of pocket reimbursable expenses, as a percentage of net revenue) was 37% in the second quarter of 2003, compared to 28% in the second quarter of 2002. The company experienced higher margins on professional services related to government healthcare integration, infrastructure services and managed care system implementation services. Higher margins were attributable to higher utilization of professional staff as a result of increased demand for these services, and offset by lower margins on the hardware portion of the network upgrade.

Sales and marketing expenses remained constant at $1,220,000 during the second quarter of 2003 compared to $1,169,000 in the second quarter of 2002, reflecting a sustained level of marketing and business development investment in support of the Company’s anticipated growth in the healthcare IT market and increasing future revenues. General and administrative expenses declined to $2,070,000 from $2,228,000 in the second quarter of 2002, reflecting savings in employee related and facilities costs attributable to the Company’s decision in December 2002 to reorganize its internal management structure.

As of June 30, 2003, cash and short-term investments totaled $11,271,000 compared to $10,077,000 as of March 31, 2003 and $12,394,000 as of December 31, 2002. Net accounts receivable remained flat at $8,650,000 as of June 30, 2003 compared to $8,580,000 at March 31, 2003, consistent with revenues remaining constant quarter over quarter in 2003. Days Sales Outstanding (“DSO”) were 79 for the second quarter of 2003, compared to 84 for the second quarter of 2002 and 75 for the first quarter of 2003. Contract work in progress decreased to $256,000 at the end of the second quarter from $2,147,000 at December 31, 2002. This decrease, and a corresponding decrease in accounts payable and accrued liabilities, was due to the cash receipt from a customer for a network installation and implementation project and the related payment to a vendor for this project. Daou had no bank debt or outstanding lines of credit, and working capital was $14,737,000 on June 30, 2003.

“Our results for the second quarter reflect our company’s progress, improved management vision and control, and operational execution,” said Daniel J. Malcolm, the Company’s president and CEO. Malcolm noted, “The key comparative measurements for Daou at this point in our evolution include: revenue growth on a year to year basis; continued margin improvement year over year; and consistently achieving profitability.”

“Nevertheless, the executive team at Daou is viewing the positive results with caution,” added Malcolm. “The third quarter has historically been Daou’s most challenging quarter and is expected to continue to be in 2003. Seasonal reduction in smaller projects combined with a softening in the payer market and our continuing need for consistent and sustainable sales execution are our challenges in the third quarter. While the company has grown in so many positive ways over the last year and a half, we are aware that Daou is still evolving, and much work remains ahead before our goals of sustained revenue growth and profitability are achieved.”

Conference Call/Webcast

Daou Systems, Inc. will hold a conference call to discuss second quarter 2003 results and future prospects later today at 3:00 p.m. EDT. The call will be webcast live by Raindance and can be accessed at Daou’s web site at www.daou.com. A replay will be archived at Daou’s website shortly after the completion of the call and an audio replay will be available for 48 hours beginning shortly after the call by dialing 1-888-276-5318.

About Daou

Daou Systems, Inc. provides expert consulting and management services to healthcare organizations in the design, deployment and support of IT infrastructure and application systems. The firm offers a range of comprehensive services, from strategic consulting, to IT application design and implementation, to long-term, outsourced operational management. Daou has provided services to more than 1,500 healthcare organizations, including leading private and public hospitals, managed care organizations on both the payer and provider sides of the market, as well as integrated healthcare delivery networks (IDNs) and government healthcare organizations. More information on Daou is available through the Company’s Web site at www.daou.com or theknowhowcompany.com or by calling 800-578-3268.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are only predictions and actual events or results may differ materially. Forward-looking statements usually contain the word “estimate,” “anticipate,” “hope, “ “believe,” “think,” “expect,” “intend,” “plan” or similar expressions. The forward-looking statements included herein are based on current expectations and certain assumptions and entail various risks and uncertainties, including risks and uncertainties relating to: the Company’s ability to achieve a successful sales program and to obtain new customer contracts; the relatively longer sales cycle in obtaining new customers and larger contracts; industry spending patterns and market conditions, including seasonal trends; the reduction in size, delay in commencement or loss or termination of one or more significant projects; the management of the Company’s consolidated operations; management of future growth; the Company’s ability to continually offer services and products that meet its customers’ demands, as new technologies or industry standards could render its services obsolete or unmarketable; the ability of the company to successfully execute strategies for realizing shareholder value; and the effects of healthcare industry consolidation and changes in the healthcare regulatory environment on existing customer contracts. These uncertainties and risk factors, as well as the matters set forth in the Company’s Annual Report on Form 10-K under the caption “Risk Factors” and its other SEC filings, could cause actual results to differ materially from those indicated by these forward-looking statements. These forward-looking statements reflect management’s opinion only as of the date of this press release and the Company assumes no obligation to update or publicly announce revisions to any such statements to reflect future events or developments.

Daou Systems, Inc.

Statements of Operations

(In thousands, except for per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	6/30/03	6/30/02	6/30/03	6/30/02
Revenue before reimbursements (net revenue)	$11,202	$9,734	$22,419	$18,838
Out-of-pocket reimbursements	915	829	1,845	1,605

Total revenue	12,117	10,563	24,264	20,443
Cost of revenue before reimbursable expenses	7,089	6,999	14,784	13,177
Out-of-pocket reimbursable expenses	915	829	1,845	1,605

Total cost of revenue	8,004	7,828	16,629	14,782

Gross profit	4,113	2,735	7,635	5,661
Operating expenses:
Sales and marketing	1,220	1,169	2,305	2,268
General and administrative	2,070	2,228	3,885	4,584

	3,290	3,397	6,190	6,852

Income (loss) from operations	823	(662)	1,445	(1,191)
Other income, net	50	49	102	111

Income (loss) before income taxes	873	(613)	1,547	(1,080)
Provision for income taxes	15	—	15	—

Net income (loss)	858	(613)	1,532	(1,080)
Accrued dividends on preferred stock	(302)	(245)	(600)	(487)

Net income (loss) available to common stockholders	$556	$(858)	$932	$(1,567)

Earnings (loss) per common share:
Basic	$0.03	$(0.05)	$0.05	$(0.08)

Diluted	$0.02	$(0.05)	$0.04	$(0.08)

Shares used in computing earnings (loss) per common share
Basic	20,813	18,864	20,686	18,682

Diluted	26,324	18,864	26,127	18,682

Daou Systems, Inc

Balance Sheets

(in thousands)

(Unaudited)

	June 30, 2003	December 31, 2002
Current assets:
Cash and cash equivalents	$11,180	$12,319
Investments, available for sale	91	75
Accounts receivable, net	8,650	7,922
Contract work in progress	256	2,147
Other current assets	838	554

Total current assets	21,015	23,017
Equipment, furniture and fixtures, net	800	1,006
Other assets	533	617

	$22,348	$24,640

Current liabilities:
Accounts payable and other accrued liabilities	$2,749	$5,438
Accrued salaries and benefits	3,479	4,328
Deferred revenue	50	365

Total current liabilities	6,278	10,131
Long-term liabilities	34	40
Stockholders’ equity	16,036	14,469

	$22,348	$24,640

Contact:

Daou Systems, Inc.

Daniel J. Malcolm

Chief Executive Officer and President

-or-

Jay Roberts

Acting Chief Financial Officer

610.594.2700

ir@daou.com

Media Contacts:
Julie Chalpan PR, charbaxter.communications 770.736.3100 jchalpan@charbaxter.com	Sandra Taylor, Ph.D Vice President of Marketing, Daou 610.594.2700 sandra.taylor@daou.com

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